Exhibit 8

ELLOMAY CAPITAL LTD.

List of Subsidiaries as of December 31, 2020

Name of Subsidiary	Percentage of Ownership	Jurisdiction of Incorporation
Ellomay Clean Energy Ltd.	100%	Israel
Ellomay Clean Energy LP	100%	Israel
Ellomay Luxembourg Holdings S.àr.l.	100%	Luxembourg
Ellomay Spain S.L.	100%[1]	Spain
Rodríguez I Parque Solar, S.L	100%[1]	Spain
Rodríguez II Parque Solar, S.L.	100%[1]	Spain
Seguisolar S.L.	100%[1]	Spain
Talasol Solar S.L.U.	51%[1]	Spain
Ellomay Solar S.L.	100%[1]	Spain
Ellomay Solar Spain Two S.L.	100%[1]	Spain
Ellomay Holdings Talmei Yosef Ltd.	100%	Israel
Ellomay Sun Team Ltd.	100%[2]	Israel
Ellomay Talmei Yosef Ltd.	100%[3]	Israel
Ellomay Water Plants Holdings (2014) Ltd.	100%	Israel
Ellomay Manara (2014) Ltd.	100%[4]	Israel
Ellomay Pumped Storage (2014) Ltd.	75%[4]	Israel
Groen Gas Goor B.V.	100%[1]	The Netherlands
Groen Gas Oude-Tonge B.V.	100%[1]	The Netherlands
Oude Tonge Oude Tonge Holdings B.V.	100%[5]	The Netherlands
Groen Gas Gelderland B.V.	100%[1]	The Netherlands
Ellomay Development Italy S.r.l	100%[1]	Italy
Ellomay Solar Italy One S.r.l	100%[1]	Italy
Ellomay Solar Italy Two S.r.l	100%[1]	Italy
Ellomay Solar Italy Three S.r.l	100%[1]	Italy
Ellomay Solar Italy Four S.r.l	100%[1]	Italy
Ellomay Solar Italy Five S.r.l	100%[1]	Italy
Ellomay Solar Italy Six S.r.l	100%[1]	Italy
Ellomay Solar Italy Seven S.r.l	100%[1]	Italy
Ellomay Solar Italy Eight S.r.l	100%[1]	Italy
Ellomay Solar Italy Nine S.r.l	100%[1]	Italy
Ellomay Solar Italy Ten S.r.l	100%[1]	Italy
Ellomay Solar Italy Eleven S.r.l	100%[1]	Italy
Ellomay Solar Italy Twelve S.r.l	100%[1]	Italy
Ellomay Solar Italy Thirteen S.r.l	100%[1]	Italy
Ellomay Solar Italy Fourteen S.r.l	100%[1]	Italy
___________________________

1.	Held by Ellomay Luxembourg Holdings S.àr.l.

2.	Held by Ellomay Holdings Talmei Yosef Ltd.

3.	Held by Ellomay Sun Team Ltd.

4.	Held by Ellomay Water Plants Holdings (2014) Ltd.

5.	Wholly-owned by Groen Gas Oude-Tonge B.V.